Exhibit 31.2
CERTIFICATION
I, Robert L. Levy, hereby certify that:

1.	I have reviewed this annual report on Form 10-K/A of American Mortgage Acceptance Company; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a  material  fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date:	July 13, 2007	By: /s/ Robert L. Levy

Robert L. Levy
Chief Financial Officer